SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 8, 2012

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Multi-Color Corporation (“Multi-Color” or the “Company”) announced on August 8, 2012 that Lorrence T. Kellar has resigned from his position of Chairman of the Board of Directors of Multi-Color Corporation. Mr. Kellar will remain as a director on the Company’s Board of Directors.

The Company’s Board of Directors has named Robert R. Buck as the new Chairman of the Board of Directors effective August 9, 2012.

Effective August 9, 2012, Mr. Kellar has been appointed Chairman of the Audit and Finance Committee of the Board of Directors. Contemporaneously with this appointment, Mr. Buck will no longer serve as the Chairman of the Audit and Finance Committee. Mr. Buck remains a member of the Audit and Finance Committee.

At the 2012 Annual Meeting of Shareholders, the shareholders of the Company approved the Multi-Color Corporation 2012 Stock Incentive Plan (the “2012 Plan”). The 2012 Plan was unanimously approved by the Board of Directors in May 2012 subject to shareholder approval.

Under the 2012 Plan, officers and key employees of the Company and the Company’s non-employee directors will be eligible to receive awards. The 2012 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2012 Plan will permit the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards.

A maximum of 500,000 shares will be available for grants of all equity awards under the 2012 Plan, with a maximum of 100,000 shares being available for grant with respect to full-value awards and a maximum of 300,000 shares being available for grant with respect to options.

The foregoing summary of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan attached as Annex A to the Company’s proxy statement for its 2012 Annual Meeting of Shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

Multi-Color convened its annual meeting of shareholders on August 8, 2012. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ari J. Benacerraf	12,148,376	903,668	899,412
Robert R. Buck	12,854,193	197,851	899,412
Charles B. Connolly	7,024,461	6,027,583	899,412
Lorrence T. Kellar	12,830,962	221,082	899.412
Roger A. Keller	12,234,955	817,089	899,412
Thomas M. Mohr	12,854,393	197,651	899,412
Simon T. Roberts	12,225,686	826,358	899,412
Nigel A. Vinecombe	12,890,695	161,349	899,412

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2013

Votes For	13,842,655
Votes Against	94,510
Abstentions	14,291
Broker Non-Votes	0

Proposal No. 3: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	12,863,627
Votes Against	140,527
Abstentions	47,890
Broker Non-Votes	899,412

Proposal No. 4: Approval of the 2012 Stock Incentive Plan

Votes For	12,793,547
Votes Against	249,352
Abstentions	9,145
Broker Non-Votes	899,412

Proposal No. 5: Amendment of the Code of Regulations

Votes For	8,901,030
Votes Against	4,149,225
Abstentions	1,789
Broker Non-Votes	899,412

Item 8.01 Other Events

The Company announced on August 8, 2012 that its Board of Directors declared the Company’s quarterly cash dividend for the second quarter of fiscal year 2013. The dividend is a payment of five cents per common share, payable September 1, 2012, to shareholders of record at the close of business on August 24, 2012.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 8, 2012, publicly announcing the actions reported therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Sharon E. Birkett
Name:	Sharon E. Birkett
Title:	Vice President, Chief Financial
and Accounting Officer, Secretary

Date: August 13, 2012

4